Exhibit 99.1

JLL Reports Strong First Quarter 2016; Adjusted EPS of $0.82
Gross revenue up 14% to $1.3 billion; fee revenue up 11% to $1.1 billion

CHICAGO, April 27, 2016 -- Jones Lang LaSalle Incorporated (NYSE: JLL) today reported broad-based revenue growth for the first quarter of 2016 resulting in adjusted earnings per share of $0.82. All percentage variances are calculated on a local currency basis.

•	First-quarter revenue growth across geographic segments and LaSalle Investment Management

•	Margin performance reflects growth of annuity businesses, slow start in capital markets

•	Diversified acquisitions and investments continue to fuel long-term profitable growth

•	Corporate Solutions wins and renewals driven by momentum and technology investments

•	LaSalle assets under management at record high of $58 billion with strong investment performance

•	Dividend increases by 7 percent to $0.31 per share

CEO Comment:
“Contributions from all our geographic segments and LaSalle combined to produce robust first-quarter revenue and earnings,” said Colin Dyer, JLL President and Chief Executive Officer. “While 2016 started slowly, real estate markets regained traction as the quarter progressed, and we expect this momentum to continue, indicating another excellent year for our company,” Dyer added.

Summary Financial Results	Three Months Ended
	March 31,
($ in millions, except per share data)	2016	2015

Revenue	$1,337	$1,204
Fee Revenue[1]	$1,118	$1,029
Adjusted Net Income[2]	$37	$44
U.S. GAAP Net Income[2]	$26	$42
Adjusted Earnings per Share[2]	$0.82	$0.97
Earnings per Share	$0.56	$0.92
Adjusted EBITDA[3]	$85	$90
Adjusted EBITDA, Real Estate Services	$51	$62
Adjusted EBITDA, LaSalle Investment Management	$34	$28
See Financial Statement Notes (1), (2) and (3) following the Financial Statements in this news release

JLL Reports First Quarter 2016 Results - Page 2

Consolidated Revenue ($ in millions, “LC” = local currency)	Three Months Ended March 31,		% Change in USD	% Change in LC
	2016	2015

Real Estate Services (“RES”)
Leasing	$319.8	$305.7	5%	6%
Capital Markets & Hotels[1]	169.7	177.8	(5)%	(3)%
Property & Facility Management Fee Revenue[1]	288.0	259.8	11%	15%
Property & Facility Management	392.8	372.7	5%	10%
Project & Development Services Fee Revenue[1]	131.4	101.2	30%	34%
Project & Development Services	245.9	162.7	51%	56%
Advisory, Consulting and Other	108.1	98.9	9%	13%
Total RES Fee Revenue[1]	$1,017.0	$943.4	8%	10%
Total RES Revenue	$1,236.3	$1,117.8	11%	14%

LaSalle Investment Management ("LaSalle")
Advisory Fees	$62.2	$60.7	2%	5%
Transaction Fees & Other	24.2	6.1	n.m.	n.m.
Incentive Fees	14.1	18.9	(25)%	(25)%
Total LaSalle Revenue	$100.5	$85.7	17%	18%

Total Fee Revenue[1]	$1,117.5	$1,029.1	9%	11%
Total Revenue	$1,336.8	$1,203.5	11%	14%

n.m. - not meaningful
Consolidated Performance Highlights:

•
Total revenue for the first quarter was $1.3 billion, up 14 percent from 2015. Consolidated fee revenue for the first quarter was $1.1 billion, up 11 percent from 2015. Solid revenue growth was driven by Property & Facility Management, Project & Development Services, Leasing, and LaSalle. Additionally, Capital Markets & Hotels' performance was healthy following a record first-quarter performance in 2015.

•	Consolidated fee-based operating expenses, excluding restructuring and acquisition charges, were $1.1 billion for the quarter, compared with $976 million last year, an increase of 14 percent.

•
LaSalle Investment Management generated double-digit growth, driven by transaction fees on real estate acquisitions, with total revenue increasing 18 percent. LaSalle also realized another quarter of robust equity earnings, primarily from net valuation increases across our co-investment portfolio.

•
Adjusted operating income for the quarter was $45 million, compared with $55 million last year, driven by relative growth of annuity businesses and a slow start in capital markets against an outsized first quarter in 2015, together with investments in technology and data.

•
Adjusted EBITDA margin calculated on a fee-revenue basis was 7.2 percent in local currency for the quarter, compared with 8.7 percent last year and 6.2 percent in 2014, based on 2015 foreign currency exchange rates.

•	Adjusted earnings per share were $0.82 for the quarter, compared to $0.97 last year and $0.39 for first quarter 2014.

JLL Reports First Quarter 2016 Results - Page 3

Balance Sheet, Net Interest Expense and Dividend:

•
Total net debt was $972 million at quarter end, an increase of $512 million from year end, reflecting incentive compensation payments resulting from record 2015 financial performance and continued acquisitions and investments.

•	Net interest expense for the quarter was $8.9 million, up from $6.0 million in 2015, primarily due to higher average borrowings compared with last year.

•
Reflecting confidence in the company's cash generation, the Board of Directors declared a semi-annual dividend of $0.31 per share, a 7 percent increase from the $0.29 per share payment made in December 2015. The dividend payment will be made on June 15, 2016, to shareholders of record at the close of business on May 13, 2016.

JLL Reports First Quarter 2016 Results - Page 4

Business Segment Performance Highlights
Americas Real Estate Services

Americas Revenue ($ in millions, “LC” = local currency)	Three Months Ended March 31,		% Change in USD	% Change in LC
	2016	2015

Leasing	$249.0	$229.3	9%	9%
Capital Markets & Hotels	78.6	74.8	5%	6%
Property & Facility Management Fee Revenue[1]	131.3	114.2	15%	17%
Property & Facility Management	177.3	166.4	7%	10%
Project & Development Services Fee Revenue[1]	64.2	52.7	22%	24%
Project & Development Services	67.0	53.4	25%	28%
Advisory, Consulting and Other	31.6	30.3	4%	6%
Operating Revenue	$554.7	$501.3	11%	12%

Equity Earnings	0.3	0.3	—%	—%
Total Segment Fee Revenue[1]	$555.0	$501.6	11%	12%
Total Segment Revenue	$603.8	$554.5	9%	11%

n.m. - not meaningful
Americas Performance Highlights:

•
Total segment revenue for the quarter was $604 million, an increase of 11 percent from last year. Fee revenue for the quarter was $555 million, an increase of 12 percent from last year. Revenue growth compared with last year was strong across the platform, led by double-digit growth in Property & Facility Management, Project & Development Services, and Leasing.

•	Fee-based operating expenses for the quarter, excluding restructuring and acquisition charges, were $525 million, up from $466 million in 2015.

•
Adjusted operating income was $36 million for the quarter, compared with $37 million in 2015, driven by growth of annuity businesses and the impact of recent acquisitions, partially offset by investments in technology and data.

•
Adjusted EBITDA was $53 million for the quarter, compared with $51 million in 2015. Adjusted EBITDA margin, calculated on a fee-revenue basis, was 9.3 percent in local currency for the quarter, compared with 10.2 percent in 2015.

JLL Reports First Quarter 2016 Results - Page 5

EMEA Real Estate Services

EMEA Revenue ($ in millions, “LC” = local currency)	Three Months Ended March 31,		% Change in USD	% Change in LC
	2016	2015

Leasing	$43.5	$48.4	(10)%	(7)%
Capital Markets & Hotels	64.6	75.2	(14)%	(11)%
Property & Facility Management Fee Revenue[1]	52.2	51.6	1%	7%
Property & Facility Management	72.3	74.8	(3)%	2%
Project & Development Services Fee Revenue[1]	47.3	31.2	52%	57%
Project & Development Services	140.1	79.9	75%	81%
Advisory, Consulting and Other	48.9	47.5	3%	7%
Operating Revenue	$256.5	$253.9	1%	5%

Equity Losses	(0.1)	(0.4)	(75)%	(78)%
Total Segment Fee Revenue[1]	$256.4	$253.5	1%	5%
Total Segment Revenue	$369.3	$325.4	13%	18%

n.m. - not meaningful
EMEA Performance Highlights:

•
Total segment revenue for the quarter was $369 million, an increase of 18 percent from last year. Fee revenue for the quarter was $256 million, an increase of 5 percent from last year. Revenue growth compared with last year was bolstered by the continued success of Project & Development Services. Growth in the region was led by Germany, France, MENA, and Benelux.

•	Fee-based operating expenses, excluding restructuring and acquisition charges, were $268 million, compared with $256 million last year.

•
Adjusted operating loss was $10 million for the quarter, compared with an adjusted operating loss of $3 million during 2015. The change year over year was primarily impacted by a decrease in the UK performance in anticipation of the forthcoming vote regarding continued membership in the European Union.

•	Adjusted EBITDA was a deficit of $4 million for the quarter, a $6 million decrease from adjusted EBITDA of $2 million in 2015.

JLL Reports First Quarter 2016 Results - Page 6

Asia Pacific Real Estate Services

Asia Pacific Revenue ($ in millions, “LC” = local currency)	Three Months Ended March 31,		% Change in USD	% Change in LC
	2016	2015

Leasing	$27.3	$28.0	(3)%	2%
Capital Markets & Hotels	26.5	27.8	(5)%	(2)%
Property & Facility Management Fee Revenue[1]	104.5	94.0	11%	16%
Property & Facility Management	143.2	131.5	9%	14%
Project & Development Services Fee Revenue[1]	19.9	17.3	15%	22%
Project & Development Services	38.8	29.4	32%	39%
Advisory, Consulting and Other	27.6	21.1	31%	37%
Operating Revenue	$205.8	$188.2	9%	14%

Equity Earnings (Losses)	0.1	(0.1)	n.m.	n.m.
Total Segment Fee Revenue[1]	$205.9	$188.1	9%	14%
Total Segment Revenue	$263.5	$237.7	11%	16%

n.m. - not meaningful
Asia Pacific Performance Highlights:

•
Total segment revenue for the quarter was $264 million, an increase of 16 percent from 2015. Fee revenue for the quarter was $206 million, an increase of 14 percent from 2015. Revenue growth compared with last year was driven by Property & Facility Management, Advisory, Consulting and Other, and Project & Development Services. Growth in the region was led by Japan, Australia, and Greater China.

•	Fee-based operating expenses, excluding restructuring and acquisition charges, were $208 million for the quarter, compared with $184 million last year.

•	Adjusted operating loss was $2 million for the quarter, primarily driven by timing and one-time items, compared with adjusted operating income of $4 million in 2015.

•
Adjusted EBITDA was $2 million for the quarter, compared with $8 million in 2015. Adjusted EBITDA margin calculated on a fee-revenue basis was 0.6 percent in local currency for the quarter, compared with 4.3 percent in 2015.

JLL Reports First Quarter 2016 Results - Page 7

LaSalle Investment Management

LaSalle Revenue ($ in millions, “LC” = local currency)	Three Months Ended March 31,		% Change in USD	% Change in LC
	2016	2015

Advisory Fees	$62.2	$60.7	2%	5%
Transaction Fees & Other	24.2	6.1	n.m.	n.m.
Incentive Fees	14.1	18.9	(25)%	(25)%
Operating Revenue	$100.5	$85.7	17%	18%

Equity Earnings	12.7	11.5	10%	10%
Total Segment Revenue	$113.2	$97.2	16%	17%

n.m. - not meaningful
LaSalle Performance Highlights:

•
Advisory fees were $62 million for the quarter, up 5 percent from last year. Total segment revenue, including $24 million of transaction fees and other income, $14 million of incentive fees and $13 million of equity earnings, was $113 million for the quarter compared with $97 million last year.

•
Increased transaction fees compared to the prior year were primarily from the successful listing of LaSalle Logiport REIT, whereas equity earnings in the first quarter were driven by net valuation increases across our co-investment portfolio.

•	Adjusted operating expenses were $79 million for the quarter, compared with $69 million last year. Adjusted EBITDA was $34 million for the quarter, compared with $28 million last year.

•	Capital raise was $1.9 billion for the quarter.

•
Assets under management were at a record high of $58.3 billion as of March 31, 2016, up from $56.4 billion as of December 31, 2015. The net increase in assets under management resulted from $2.9 billion of acquisitions and takeovers and $2.6 billion in net valuation increases, partially offset by $3.1 billion of dispositions and withdrawals and $0.5 billion of net foreign currency decreases.

JLL Reports First Quarter 2016 Results - Page 8

About JLL
JLL (NYSE: JLL) is a professional services and investment management company offering specialized real estate services to clients seeking increased value by owning, occupying and investing in real estate. A Fortune 500 company with annual fee revenue of $5.2 billion and gross revenue of $6.0 billion, JLL has more than 280 corporate offices, operates in more than 80 countries and has a global workforce of more than 60,000.  On behalf of its clients, the company provides management and real estate outsourcing services for a property portfolio of 4.0 billion square feet, or 372 million square meters, and completed $138 billion in sales, acquisitions and finance transactions in 2015. Its investment management business, LaSalle Investment Management, has $58.3 billion of real estate assets under management. JLL is the brand name, and a registered trademark, of Jones Lang LaSalle Incorporated. For further information, visit www.jll.com.

200 East Randolph Drive Chicago Illinois 60601 | 30 Warwick Street London W1B 5NH | 9 Raffles Place #39-00 Republic Plaza Singapore 048619

Cautionary Note Regarding Forward-Looking Statements
Statements in this news release regarding, among other things, future financial results and performance, achievements, plans and objectives and dividend payments may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance, achievements, plans and objectives and dividend payments of JLL to be materially different from those expressed or implied by such forward-looking statements. For additional information concerning risks, uncertainties and other factors that could cause actual results to differ materially from those anticipated in forward-looking statements, and risks to JLL’s business in general, please refer to those factors discussed under “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures about Market Risk,” and elsewhere in JLL’s Annual Report on Form 10-K for the year ended December 31, 2015, and in other reports filed with the Securities and Exchange Commission. There can be no assurance that future dividends will be declared since the actual declaration of future dividends, and the establishment of record and payment dates, remains subject to final determination by the company’s Board of Directors. Any forward-looking statements speak only as of the date of this release, and except to the extent required by applicable securities laws, JLL expressly disclaims any obligation or undertaking to publicly update or revise any forward-looking statements contained herein to reflect any change in JLL’s expectations or results, or any change in events.

JLL Reports First Quarter 2016 Results - Page 9

Conference Call
Management will conduct a conference call with shareholders, analysts and investment professionals on Wednesday, April 27, 2016, at 9:00 a.m. EDT.
If you would like to participate in the teleconference, please dial into one of the following phone numbers five to 10 minutes before the start time (the passcode will also be required):

▪	U.S. callers:	+1 844 231 9804
▪	International callers:	+1 402 858 7998
▪	Passcode:	84726360

Webcast
We are also offering a live webcast.  Follow these steps to participate:

1.	You must have a minimum 14.4 Kbps Internet connection

2.	Log on to https://www.webcaster4.com/Webcast/Page/609/14430

3.	Download free Windows Media Player software: (link located under registration form)

4.	If you experience problems listening, please call the Webcast Hotline +1 800 774 9473 and provide the Event ID (14430).

Supplemental Information
Supplemental information regarding the first quarter 2016 earnings call has been posted to the Investor Relations section of the company's website:  www.jll.com.

Conference Call Replay
Available: 12:00 p.m. EDT Wednesday, April 27, 2016, through 11:59 p.m. EDT Friday, May 27, 2016, at the following numbers:

▪	U.S. callers:	+1 855 859 2056	or +1 800 585 8367
▪	International callers:	+1 404 537 3406
▪	Passcode:	84726360

Web Audio Replay
An audio replay will be available for download or stream. Information and the link can be found on the company’s website:  www.jll.com.
If you have any questions, please contact JLL’s Investor Relations department at: JLLInvestorRelations@am.jll.com.
###

JONES LANG LASALLE INCORPORATED
Consolidated Statements of Operations
(in millions, except share and per share data)
(Unaudited)
	Three Months Ended March 31,

	2016	2015

Revenue	$1,336.8	$1,203.5

Operating expenses:
Compensation and benefits	810.4	737.9
Operating, administrative and other	458.2	387.2
Depreciation and amortization	31.2	24.9
Restructuring and acquisition charges [4]	7.6	0.8
Total operating expenses	1,307.4	1,150.8

Operating income[1]	29.4	52.7

Interest expense, net of interest income	(8.9)	(6.0)
Equity earnings from real estate ventures	13.0	11.3

Income before income taxes and noncontrolling interest [4]	33.5	58.0
Provision for income taxes [4]	8.3	14.7
Net income [4]	25.2	43.3

Net (loss) income attributable to noncontrolling interest	(0.5)	1.4
Net income attributable to the company	$25.7	$41.9

Net income attributable to common shareholders	$25.7	$41.9

Basic earnings per common share	$0.57	$0.93

Basic weighted average shares outstanding	45,094,824	44,843,629

Diluted earnings per common share [2]	$0.56	$0.92

Diluted weighted average shares outstanding	45,483,051	45,373,911

EBITDA [3]	$73.6	$88.9

Please reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED
Segment Operating Results
(in millions)
(Unaudited)
	Three Months Ended March 31,

	2016	2015
REAL ESTATE SERVICES

AMERICAS
Revenue:
Operating revenue	$603.5	$554.2
Equity earnings	0.3	0.3
Total segment revenue	603.8	554.5
Gross contract costs[1]	(48.8)	(52.9)
Total segment fee revenue	555.0	501.6

Operating expenses:
Compensation, operating and administrative expenses	554.6	503.5
Depreciation and amortization	18.9	15.6
Total segment operating expenses	573.5	519.1
Gross contract costs[1]	(48.8)	(52.9)
Total fee-based segment operating expenses	524.7	466.2

Operating income	$30.3	$35.4

Adjusted operating income	$35.6	$36.9
Adjusted EBITDA	$52.5	$51.1

EMEA
Revenue:
Operating revenue	$369.4	$325.8
Equity losses	(0.1)	(0.4)
Total segment revenue	369.3	325.4
Gross contract costs[1]	(112.9)	(71.9)
Total segment fee revenue	256.4	253.5

Operating expenses:
Compensation, operating and administrative expenses	373.7	323.1
Depreciation and amortization	7.6	5.2
Total segment operating expenses	381.3	328.3
Gross contract costs[1]	(112.9)	(71.9)
Total fee-based segment operating expenses	268.4	256.4

Operating loss	$(12.0)	$(2.9)

Adjusted operating loss	$(10.0)	$(2.6)
Adjusted EBITDA	$(4.4)	$2.3

	Three Months Ended March 31,

	2016	2015
ASIA PACIFIC
Revenue:
Operating revenue	$263.4	$237.8
Equity earnings (losses)	0.1	(0.1)
Total segment revenue	263.5	237.7
Gross contract costs[1]	(57.6)	(49.6)
Total segment fee revenue	205.9	188.1

Operating expenses:
Compensation, operating and administrative expenses	261.5	229.7
Depreciation and amortization	4.1	3.6
Total segment operating expenses	265.6	233.3
Gross contract costs[1]	(57.6)	(49.6)
Total fee-based segment operating expenses	208.0	183.7

Operating (loss) income	$(2.1)	$4.4

Adjusted operating (loss) income	$(1.7)	$4.5
Adjusted EBITDA	$2.0	$8.0

LASALLE INVESTMENT MANAGEMENT
Revenue:
Operating revenue	$100.5	$85.7
Equity earnings	12.7	11.5
Total segment revenue	113.2	97.2

Operating expenses:
Compensation, operating and administrative expenses	78.8	68.8
Depreciation and amortization	0.6	0.5
Total segment operating expenses	79.4	69.3

Operating income	$33.8	$27.9

Adjusted operating income	$33.8	$27.9
Adjusted EBITDA	$34.4	$28.4

SEGMENT RECONCILING ITEMS
Total segment revenue	$1,349.8	$1,214.8
Reclassification of equity earnings	13.0	11.3
Total revenue	$1,336.8	$1,203.5

Total operating expenses before restructuring and acquisition charges	$1,299.8	$1,150.0

Total adjusted operating income	$44.7	$55.4
Mortgage servicing rights ("MSRs") - net non-cash activity[2]	3.3	0.1
Amortization of acquisition-related intangibles[2]	4.4	1.8
Operating income before restructuring and acquisition charges	$37.0	$53.5

Restructuring and acquisition charges[4]	7.6	0.8
Operating income after restructuring and acquisition charges	$29.4	$52.7

Total adjusted EBITDA[3]	$84.5	$89.8
Restructuring and acquisition charges[4]	7.6	0.8
MSRs - net non-cash activity[2]	3.3	0.1
Total EBITDA[3]	$73.6	$88.9

Please reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED
Consolidated Balance Sheets
(in millions, except share data)
(Unaudited)
	March 31,	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$240.4	$216.6
Trade receivables, net of allowances	1,422.4	1,591.7
Notes and other receivables	266.7	267.3
Warehouse receivables	292.5	265.2
Prepaid expenses	97.7	77.8
Deferred tax assets, net	—	132.9
Other	143.4	99.3
Total current assets	2,463.1	2,650.8

Property and equipment, net of accumulated depreciation	437.6	423.3
Goodwill, with indefinite useful lives	2,264.3	2,141.5
Identified intangibles, net of accumulated amortization	234.4	227.2
Investments in real estate ventures	360.2	311.5
Long-term receivables	184.7	135.2
Deferred tax assets, net	180.8	87.2
Deferred compensation plans	141.5	134.3
Other	80.2	76.1
Total assets	$6,346.8	$6,187.1

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$644.0	$712.6
Accrued compensation	683.7	1,088.9
Short-term borrowings	23.6	49.2
Deferred tax liabilities, net	—	21.1
Deferred income	122.4	114.8
Deferred business acquisition obligations	55.0	54.7
Warehouse facility	290.3	263.1
Other	207.4	200.8
Total current liabilities	2,026.4	2,505.2

Noncurrent liabilities:
Credit facility, net of debt issuance costs	785.5	239.6
Long-term senior notes, net of debt issuance costs	272.4	272.3
Deferred tax liabilities, net	12.8	33.0
Deferred compensation	160.5	156.2
Deferred business acquisition obligations	58.1	42.9
Other	229.3	208.5
Total liabilities	3,545.0	3,457.7

	March 31,	December 31,
	2016	2015
Redeemable noncontrolling interest	$10.9	$11.1

Company shareholders' equity:
Common stock, $.01 par value per share,100,000,000 shares authorized; 45,116,507 and 45,049,503 shares issued and outstanding as of March 31, 2016 and December 31, 2015, respectively	0.5	0.5
Additional paid-in capital	994.9	986.6
Retained earnings	2,069.9	2,044.2
Shares held in trust	(6.2)	(6.2)
Accumulated other comprehensive loss	(322.5)	(336.3)
Total company shareholders' equity	2,736.6	2,688.8

Noncontrolling interest	54.3	29.5
Total equity	2,790.9	2,718.3

Total liabilities and equity	$6,346.8	$6,187.1

Please reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED
Summarized Consolidated Statements of Cash Flows
(in millions)
(Unaudited)

	Three Months Ended
	March 31,
	2016	2015

Cash used in operating activities	$(336.9)	$(335.8)

Cash used in investing activities	(184.3)	(21.0)

Cash provided by financing activities	540.3	313.4

Effect of currency exchange rate changes on cash and cash equivalents	4.7	(8.5)

Net increase (decrease) in cash and cash equivalents	$23.8	$(51.9)

Cash and cash equivalents, beginning of period	216.6	250.4

Cash and cash equivalents, end of period	$240.4	$198.5

Please reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED
Financial Statement Notes

1. Consistent with U.S. generally accepted accounting principles (“GAAP”), gross contract vendor and subcontractor costs (“gross contract costs”) which are managed on certain client assignments in the Property & Facility Management and Project & Development Services business lines are presented on a gross basis in both revenue and operating expenses. Gross contract costs are excluded from revenue and operating expenses in determining “fee revenue” and “fee-based operating expenses,” respectively. Excluding these costs from revenue and operating expenses more accurately reflects how the company manages its expense base and its operating margins.

Adjusted operating income excludes the impact of restructuring and acquisition charges, mortgage servicing rights ("MSRs") - net non-cash activity, and amortization of acquisition-related intangibles. MSRs - net non-cash activity consists of the balances presented within Revenue comprised of (a) the gains recognized by the company in conjunction with the origination and sale of mortgage loans offset by (b) the amortization of the corresponding MSR intangible assets generated upon the aforementioned gain recognition over the estimated period that net servicing income is projected to be received. Such gains and the corresponding MSR intangible assets are calculated as the present value of estimated cash inflows and outflows over the estimated mortgage servicing periods. This activity is excluded from adjusted operating income for the first quarter of 2016 following the company’s acquisition of Oak Grove Capital during the fourth quarter of 2015.

Amortization of acquisition-related intangibles, primarily comprised of the estimated fair value ascribed at closing of an acquisition to acquired management contracts and customer backlog, is excluded from adjusted operating income for the first quarter of 2016 following the company’s substantial acquisition activity during the fourth quarter of 2015.

Although adjusted operating income is a non-GAAP financial measure, it is used extensively by management and is useful to investors and lenders as a metric for evaluating operating performance. However, adjusted operating income should not be considered as an alternative to operating income determined in accordance with GAAP. Because adjusted operating income is not calculated under GAAP, the company’s adjusted operating income may not be comparable to similarly titled measures used by other companies.

The presentation of adjusted operating income, adjusted net income, adjusted diluted earnings per share, and adjusted EBITDA for the first quarter of 2015 was recast to reflect the adjustments associated with MSRs - net non-cash activity and amortization of acquisition-related intangibles for comparability. However, no adjustment to revenue amounts presented throughout has been made to exclude MSRs - net non-cash activity.

“Adjusted operating income margin” is calculated by dividing adjusted operating income by fee revenue. Below are reconciliations of revenue and operating expenses to fee revenue and fee-based operating expenses, as well as adjusted operating income margin calculations:

	Three Months Ended
	March 31,
($ in millions)	2016	2015

Revenue	$1,336.8	$1,203.5
Gross contract costs	(219.3)	(174.4)
Fee revenue	1,117.5	1,029.1

Operating expenses	1,307.4	1,150.8
Gross contract costs	(219.3)	(174.4)
Fee-based operating expenses	$1,088.1	$976.4

Operating income	$29.4	$52.7

Add:
Restructuring and acquisition charges[4]	$7.6	$0.8
MSRs - net non-cash activity	3.3	0.1
Amortization of acquisition-related intangibles	4.4	1.8
Adjusted operating income	$44.7	$55.4

Adjusted operating income margin	4.0%	5.4%

2.
Net restructuring and acquisition charges, MSRs - net non-cash activity, and amortization of acquisition-related intangibles are excluded from GAAP net income attributable to common shareholders to arrive at adjusted net income used in the calculation of adjusted diluted earnings per share.

Percentage variances presented on a local currency basis are calculated by translating the current period results of our foreign operations to U.S. dollars using the foreign currency exchange rates from the periods against which our current period results are being compared. Management believes this methodology provides a framework for assessing our performance and operations excluding the effect of foreign currency exchange rate fluctuations. Because percentage variances presented on a local currency basis are not calculated under GAAP, they may not be comparable to similarly titled measures used by other companies.

Although adjusted net income and adjusted diluted earnings per share are non-GAAP financial measures, they are used extensively by management and believed to be useful to investors for evaluating operating performance. However, adjusted net income and adjusted diluted earnings per share should not be considered as alternatives to net income and diluted earnings per share determined in accordance with GAAP. Because adjusted net income and adjusted diluted earnings per share are not calculated under GAAP, the company’s adjusted net income and adjusted diluted earnings per share may not be comparable to similarly titled measures used by other companies.

Below are reconciliations of GAAP net income attributable to common shareholders to adjusted net income and calculations of earnings per share for each net income total:

	Three Months Ended
	March 31,
($ in millions, except share and per share data)	2016	2015

GAAP net income attributable to common shareholders	$25.7	$41.9
Shares (in 000s)	45,483	45,374
GAAP diluted earnings per share	$0.56	$0.92

GAAP net income attributable to common shareholders	$25.7	$41.9
Restructuring and acquisition charges, net[4]	5.7	0.6
MSRs - net non-cash activity	2.5	0.1
Acquisition-related intangible amortization, net	3.3	1.4
Adjusted net income	$37.2	$44.0

Shares (in 000s)	45,483	45,374

Adjusted diluted earnings per share*	$0.82	$0.97
Calculated on a local currency basis, the results for the first quarter 2016 include a $0.05 favorable impact due to foreign exchange rate fluctuations as compared to a $0.07 unfavorable impact for the first quarter 2015.

3. Adjusted EBITDA represents earnings before interest expense net of interest income, income taxes, depreciation and amortization, adjusted for restructuring and acquisition charges and MSRs - net non-cash activity. Although adjusted EBITDA and EBITDA are non-GAAP financial measures, they are used extensively by management and are useful to investors and lenders as metrics for evaluating operating performance and liquidity. EBITDA is used in the calculations of certain covenants related to the company’s revolving credit facility. However, adjusted EBITDA and EBITDA should not be considered as an alternative to net income determined in accordance with GAAP. Because adjusted EBITDA and EBITDA are not calculated under GAAP, the company’s adjusted EBITDA and EBITDA may not be comparable to similarly titled measures used by other companies.

Below is a reconciliation of net income to EBITDA and adjusted EBITDA:

	Three Months Ended
	March 31,
($ in millions)	2016	2015

GAAP net income	$25.2	$43.3
Add:
Interest expense, net of interest income	8.9	6.0
Provision for income taxes	8.3	14.7
Depreciation and amortization	31.2	24.9

EBITDA	$73.6	$88.9
Add:
Restructuring and acquisition charges	7.6	0.8
MSRs - net non-cash activity	3.3	0.1
Adjusted EBITDA	$84.5	$89.8

4. Restructuring and acquisition charges are excluded from segment operating results, although they are included for consolidated reporting. For purposes of segment operating results, the allocation of restructuring and acquisition charges to the segments has been determined not to be meaningful to investors, so the performance of segment results has been evaluated without allocation of these charges.

5. Each geographic region offers the company’s full range of Real Estate Services businesses consisting primarily of tenant representation and agency leasing; capital markets; property management and facilities management; project and development services; and advisory, consulting and valuations services. LaSalle Investment Management provides investment management services to institutional investors and high-net-worth individuals.

6. The consolidated statements of cash flows are presented in summarized form. For complete consolidated statements of cash flows, please refer to the company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, to be filed with the Securities and Exchange Commission in the near future.

7. EMEA refers to Europe, Middle East and Africa. MENA refers to Middle East and North Africa. Greater China includes China, Hong Kong, Macau and Taiwan. Southeast Asia refers to Singapore, Indonesia, Philippines, Thailand and Vietnam. The BRIC countries include Brazil, Russia, India and China. Benelux refers to Belgium, the Netherlands, and Luxembourg.

8. Certain prior-year amounts have been reclassified to conform to the current presentation. The company adopted ASU 2015-03, Interest - Imputation of Interest (ASU 2015-03), and therefore 2015-15, effective January 1, 2016, as a change in accounting principle. As retrospective application is required, the comparative balance sheet information has been adjusted; debt issuance costs of $18.1 million as of December 31, 2015, have been reclassified from Other assets to Credit facility ($15.4 million) and Long-term senior notes ($2.7 million). The adoption of ASU 2015-03 had no impact on our condensed consolidated statements of comprehensive income or cash flows.

Contact:	Christie B. Kelly
Title:	Global Chief Financial Officer
Phone:	+1 312 228 2316